5.  REINSURANCE

The Company assumes and cedes reinsurance with Prudential. The effect of the reinsurance for the years ended December 31, is summarized as follows:


                                   1997               1996             1995
                              --------------    --------------    --------------
LIFE INSURANCE PREMIUMS                         (In Thousands)

Gross Amount                  $        1,117    $        1,345    $        1,053
Ceded to other companies                 (12)               -                (11)
                              --------------    --------------    --------------
NET AMOUNT                    $        1,105    $        1,345    $        1,042
                              --------------    --------------    --------------
                              --------------    --------------    --------------


                                   1997               1996             1995
                              --------------    --------------    --------------
LIFE INSURANCE IN FORCE                         (In Thousands)

Gross Amount                  $    8,325,544    $    8,599,647    $    8,873,763
Ceded to other companies              (1,808)           (1,831)           (1,818)
                              --------------    --------------    --------------
NET AMOUNT                    $    8,323,736    $    8,597,816    $    8,871,945
                              --------------    --------------    --------------
                              --------------    --------------    --------------